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                                                                EXHIBIT (a) (6)

                           Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock
   (Including the Associated Rights to Purchase Series A Junior Participating
                                Preferred Stock)
                                       of

                       Shared Medical Systems Corporation

                                       at
                              $73.00 Net Per Share
                                       by

                        Autobahn Acquisition Corporation

                          a wholly owned subsidiary of

                              Siemens Corporation

                     an indirect wholly owned subsidiary of

                           Siemens Aktiengesellschaft

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON WEDNESDAY, JUNE 7, 2000 UNLESS THE OFFER IS EXTENDED.

                                                                    May 10, 2000

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase dated May 10, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Autobahn Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Siemens Corporation ("Parent"), a Delaware corporation and an indirect wholly owned subsidiary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany ("Siemens AG"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Shared Medical Systems Corporation, a Delaware corporation (the "Company"), together with the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of May 1, 1991, as amended (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C. (the Common Stock and the Rights together being referred to herein as the "Shares"), at $73 per Share, net to the seller in cash (the "Common Stock Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase.

   We are the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

     1. The tender price is $73.00 per Share, net to you in cash without interest.

     2. The Offer is being made for all outstanding Shares.

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     3. The Board of Directors of the Company, by unanimous vote of the directors present at a meeting of the Board of Directors held on April 30, 2000, determined that the terms of the Offer and the Merger are fair to, and in the best interest of, the stockholders of the Company, approved the Merger and the other transactions contemplated by the Merger Agreement and approved the Merger Agreement. The Board of Directors recommends that the Company's stockholders accept the Offer and tender their Shares in the Offer.

     4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on June 7, 2000, unless the Offer is extended.

     5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer a number of Shares representing at least a majority of the outstanding Shares and (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 1 and 15 of the Offer to Purchase.

     6. Any stock transfer taxes applicable to the sale of the Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of the Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of the Shares in such state. In those jurisdictions where the Shares, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                       Shared Medical Systems Corporation

             (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES A
                     JUNIOR PARTICIPATING PREFERRED STOCK)
                                       by

                        Autobahn Acquisition Corporation

                          a wholly owned subsidiary of

                              Siemens Corporation

                     an indirect wholly owned subsidiary of

                           Siemens Aktiengesellschaft

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 10, 2000 and the related Letter of Transmittal in connection with the Offer by Autobahn Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Siemens Corporation ("Parent"), a Delaware corporation and an indirect wholly owned subsidiary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany ("Siemens AG"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Shared Medical Systems Corporation, a Delaware corporation (the "Company"), together with the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of May 1, 1991, as amended (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C. (the Common Stock and the Rights together being referred to herein as the "Shares"), at $73 per Share, net to the seller in cash (the "Common Stock Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 10, 2000 and in the related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the "Offer").

   This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Shares tendered:*__________________________________________________

Certificate Nos. (if available): _______________________________________________

Check the box if Shares will be tendered by book-entry transfer: [_]

Account No: ____________________________________________________________________
Dated: __________________________________________________________________ , 2000

                                   SIGN HERE


Signature(s): __________________________________________________________________

Please type or print address(es): ______________________________________________

Area Code and Telephone Number: ________________________________________________

Taxpayer Identification or Social Security Number(s): __________________________
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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